Exhibit 10.2

SAMPLE FORM OF STOCK OPTION AWARD

OPTION CERTIFICATE

NONQUALIFIED STOCK OPTION

(Non-Assignable)

            Shares

To Purchase Common Stock of

SL GREEN REALTY CORP.

Issued Pursuant to the

SL Green Realty Corp. 2005 Stock Option and Incentive Plan

THIS CERTIFIES that effective as of                              (the “Date of Grant”),                         (the “Grantee”) was granted an option (the “Option”) to purchase all or any part of                      fully paid and non-assessable shares of the common stock, par value $0.01 per share (the “Common Stock”), of SL GREEN REALTY CORP. (the “Company”), pursuant to the SL Green Realty Corp. 2005 Stock Option and Incentive Plan, as amended from time to time (the “Plan”) (capitalized terms used but not defined shall have the respective meanings ascribed thereto by the Plan), at an Option price of $         per share, upon and subject to the following terms and conditions:

1.                                       Expiration:  This Option shall expire on                              .

2.                                       Limitations on Exercise:  This Option may be exercised or surrendered during the Grantee’s lifetime only by the Grantee.  This Option shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution, as set forth under the Plan.

3.                                       Vesting:  Subject to the provisions of the Plan, this Option will first become vested and exercisable with respect to                      shares of Common Stock covered hereby on [insert date], with respect to an additional                     shares on [insert date], and with respect to an additional                      shares on [insert date]; [provided that as a condition to each such vesting, the Grantee remains in continuous employment with the Company or any of its Affiliates on such vesting date].

4.                                       Type of Option; No Dividend Equivalent Rights:  The Option is not an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.  There are no Dividend Equivalent Rights associated with the Option.

5.                                       Miscellaneous:

(a)                                  THIS OPTION CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.  The captions of this Option certificate are not part of the provisions hereof and shall have no force or effect.  This Option certificate may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Option certificate shall not affect the validity or enforceability of any other provision of this Option certificate.

(b)                                 A determination of the Committee under the Plan as to any questions which may arise with respect to the interpretation of the provisions of the Option and of the Plan shall be final.  The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.  The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.  In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c)                                  All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph.

(d)                                 The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Option certificate or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Option certificate or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Option certificate or the Plan.

(e)                                  Nothing in this Option certificate shall confer on the Grantee any right to continue in the employment of the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates to terminate the Grantee’s employment at any time.

(f)                                    This Option certificate contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto[; provided, however, that, in the event of any inconsistencies between this Agreement and the Grantee’s employment agreement with the Company then in effect (the “Employment Agreement”), the Employment Agreement shall control].

(g)                                 The Option and this Option certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Grantee hereby acknowledges by his receipt of this Option certificate.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

Dated:                , 200

SL GREEN REALTY CORP.

By:
Name:
Title:

(SEAL)

ATTEST:

By:
Name:
Title:

ACCEPTED AND AGREED:

Name:

Date:

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